                                                                     EXHIBIT 1.1

                               TRANS ENERGY, INC.


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              New York, New York

                                                             _____________, 1996



L. B. Saks, Inc.
61 Broadway
New York, New York 10005

Dear Sirs:

     The undersigned, Trans Energy, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with L. B. Saks, Inc. (being referred to herein variously as "you" or the "Underwriter"), regarding the Company's sale of shares ("Shares")of the Company's Common Stock, par value $,01 per shares ("Common Stock") and redeemable common stock purchase warrants ("Redeemable Warrants") as follows:

     1.  INTRODUCTION.    The Company proposes to issue and sell to you _______
         ------------
Shares and _______Redeemable Warrants. The Shares and the Redeemable Warrants are being offered separately and are separately transferable and are hereinafter sometimes referred to collectively as the "Firm Securities." Each Redeemable
Warrant is exercisable from             , 1997 until           , 2001 at an
initial exercise price of $_____ for one (1) share of Common Stock. Upon your request, as provided in Section 4 of this Agreement, the Company shall also issue and sell to you up to an additional _______ Shares and ______ Redeemable Warrants for the purpose of covering over-allotments in the sale of the Firm Securities. Such _______ Shares and ______ Redeemable Warrants are hereinafter referred to as the "Option Securities." The Option Securities and the Firm Securities are hereinafter referred to as the "Securities."

     The Company also proposes to issue and sell to you, pursuant to the terms of the Underwriter's Warrant Agreement, warrants (the "Underwriter's Warrant") for the purchase of an additional ______ Shares and ______ Redeemable Warrants equal to ten (10%) percent of the Firm Securities. The Redeemable Warrants issuable on the exercise of the Underwriter's Warrant shall be exercisable at a price equal to 165% above the offering price of the Shares and Redeemable Warrants sold in the public offering and the exercise price of the Redeemable Warrants contained in the Underwriter's Warrant shall be 165% of the exercise price of the Redeemable Warrants sold in the public offering. The Securities issuable upon exercise of the

Underwriter's Warrant are hereinafter sometimes referred to as the "Underwriter's Securities." The shares of Common Stock issuable upon exercise of the Redeemable Warrants are hereinafter sometimes referred to as the "Redeemable Warrant Shares" and the shares issuable upon exercise of the Underwriter's Warrant are hereinafter sometimes referred to as the "Warrant Shares." The Shares, the Redeemable Warrants, the Underwriter's Warrant, the Underwriter's Securities the Redeemable Warrant Shares and the Warrant Shares are more fully described in the Registration Statement and the Prospectus referred to below.

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents
         ---------------------------------------------
and warrants to the Underwriter with respect to itself and its subsidiaries (collectively, with respect to these representations, the "Company") that:


     a. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Shares, the Redeemable Warrants, and the Redeemable Warrant Shares under the Securities Act of 1933 as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will promptly file a further amendment to said registration statement, which has been similarly prepared, in the form heretofore delivered to you and will not, before the registration becomes effective, file any other amendment thereto to which you shall have reasonably objected after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." Simultaneously with this Offering, the Company has filed the Registration Statement with respect to 1,600,000 Redeemable Warrants and 1,600,000 shares of Common Stock underlying such Redeemable Warrants for future sale by certain current security holders of 800,000 warrants ("Bridge Warrants") issued in connection with the Company's December 1995 bridge financing, each of which Bridge Warrants automatically will be converted into two Redeemable Warrants upon the effectiveness of the Registration Statement without any further action by, or cost to, the holders thereof.


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

     b. The Company agrees to allow the Underwriter certain demand registration rights and piggyback registration rights with respect to the securities underlying the Underwriters' Warrant if the Company should file a registration statement under the Securities Act at any time within the three (3) year period beginning one (1) year and ending four (4) years from the effective date of the Registration Statement filed hereunder.

     c. When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, if any (as such term is defined in subsection 3(d) hereof), the Registration Statement and the Prospectus will contain all material statements which are required to be stated therein in accordance with the Act and the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this subsection (b) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement or prospectus or any amendment thereof or supplement thereto.

     d. This Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement (as defined in Section 2(AG) hereof) have been duly and validly authorized by the Company, and this Agreement constitutes and the Underwriter's Warrant Agreement and Consulting Agreement, when executed and delivered pursuant to this Agreement, will (assuming due execution by the Underwriter) each constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Shares, the Redeemable Warrants and the Underwriter's Warrant to be issued and sold by the Company pursuant to this Agreement, and the Underwriter's Securities issuable upon proper exercise of the Redeemable Warrants and payment therefor, have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Shares, the Underwriter's Warrant, the Redeemable Warrants the Warrant Shares and the Underwriter's Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares, the Redeemable Warrants, the Warrant Shares, the Underwriter's Warrant and the Underwriter's Securities has been duly and validly taken. The Underwriter's Warrant and the Redeemable Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and type of the Company's securities called for thereby; except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     e. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

     f. The Company has good and marketable title to, or valid and enforceable leasehold estate in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

     g. There is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding pending or threatened against, or involving the properties or business of the Company which might materially and adversely affect the financial position, or prospectus, or value or the operation of the properties or the business of the Company or any of the Subsidiaries, except as referred to in the Prospectus.

     h. All contracts and other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been described in the Registration Statement or the Prospectus or filed with the Commission as Exhibits to the Registration Statement, as required.

     i. The financial statements of the Company, together with the related notes, included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. There has been no material adverse change in financial condition or results of operations of the Company since the date of the financial statements included in any Preliminary Prospectus or the Prospectus.

     j. Jones, Jensen & Company, whose report is filed with the Commission as a part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

     k. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Except as otherwise set forth in the Prospectus, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.
The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which operations require such qualification or licensing. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the issuance of the Shares, the Redeemable Warrants, the Under writer's Securities, pursuant to this Agreement, the Warrant Agreement (as defined in Section 2(y) hereof) and the Underwriter's Warrant Agreement, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

     l. There has been no material adverse change or any development involving a prospective change in the condition or prospects of the Company, financial or otherwise, from that on the latest dates as of which such conditions or prospects are set forth in the Prospectus; and the outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

     m. The Shares, the Redeemable Warrants, the Underwriter's Warrant, the Warrant Shares, the Underwriter's Securities and other securities issued or issuable by the Company conform in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

     n. No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject.

     o. The Company is not in violation of any term or provision of its respective Certificate of Incorporation or By-Laws. Neither the execution and delivery of this Agreement, nor the issue and sale of the Shares, the Redeemable Warrants, the Underwriter's Warrant, the Underwriter's Securities or the Warrant Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the

Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the respective Certificate of Incorporation or the By-Laws of the Company or any contract or agreement, or any statute or any order, rule or regulation applicable to the Company or any other regulatory authority or other governmental body having jurisdiction over the Company.

     p. All taxes which are due from the Company have been paid in full, and the Company has no tax deficiency or claim outstanding, proposed or assessed against it.

     q. Subsequent to the respective dates as of which information is given in the most recently circulated Preliminary Prospectus included as a part of the Registration Statement, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

     r. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or part thereof.

     s. On the effective date of the Registration Statement, (i) the authorization of capital stock of the Company is as set forth in the Registration Statement, and (ii) not more than an aggregate _____________ shares of Common Stock shall be issued and outstanding including warrants, options, securities convertible directly or indirectly into shares of Common Stock or such equivalent securities.


     t. On or before the effective date of the Registration Statement, the Company shall have caused to be duly executed and shall have in its possession and make available to you for review, legally binding and enforceable agreements pursuant to which each officer and director and principal shareholder of the Company has agreed (except with respect to 24,630 shares owned by Black & Company) that for (a) a period of six (6) months following such effective date no such person will sell, transfer or assign any such shares or other dispose of any beneficial interest therein, whether pursuant to Rule 144 of the Act or otherwise, except with the prior written consent of the Underwriter and every three (3) months thereafter for an additional eighteen (18) months Messrs Bagley, Woodburn, and Spencer, and Black & Company may sell in the aggregate a number of shares equal to 1% of the public float or (b) such other agreement with respect to the sale of such capital stock as may be required by state "blue sky" laws in order to qualify the Offering of the securities in any such state. The Company will cause the Transfer Agent to mark an appropriate legend on the face of stock certificates representing all of such securities.

     u. Except for the Underwriter's Warrant, no holders of any securities of the Company or of any options, warrants or convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within thirteen (13) months of the date hereof or to require that the Company file a registration statement under the Act during such thirteen
(13) month period.

     v. Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understand ings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

     w. The Common Stock and the Redeemable Warrants are eligible for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

     x. The Company has entered into a warrant agreement substantially in the form filed as Exhibit ___ to the Registration Statement with Interstate Transfer Co. in form and substance satisfactory to the Underwriter, with respect to the Redeemable Warrants providing for the payment of commissions contemplated therein. The Warrant Agreement has been duly and validly authorized by the Company and, assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     y. Neither the Company nor any of its respective officers or directors, nor to the knowledge of the Company, any of its respective employees, agents or any other person acting on behalf of any of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

     z. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively the "Intangibles") described as owned by the Company in the Registration Statement. There is no claim or action by any person pertaining to, or proceeding pending or threatened which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business except as described in the Prospectus. To the Company's knowledge, the Company's current products, services and processes do not infringe on any Intangibles held by any third party.

     aa. Except as set forth in the Registration Statement, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to technology it has developed, uses, employs or intends to use or employ.

     bb. The Company has generally enjoyed a satisfactory employer/employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. To the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

     cc. The Company, nor, to its knowledge, any of their employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     dd. The Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not presently or at any time, maintains or contributes to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406a of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

     ee. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     ff. The Company and the Underwriter have entered into a financial advisory and consulting agreement ("Consulting Agreement"), in form and substance satisfactory to the Under writer, substantially in the form filed as Exhibit _____ to the Registration Statement, pursuant to which the Company shall engage the Underwriter as management and financial consultants to the Company for a two
(2) year period commencing as of the closing of the Offering at a fee equal to $5,000 per month. The fee for the first year of $60,000 shall be payable at the closing with a monthly fee of $5,000 payable monthly commencing one month after the year anniversary of the closing. The Consulting Agreement further provides for the payment to the Underwriter of certain other fees if the Company were to undertake certain transactions.

     gg. Except as set forth in the Prospectus, no officer, director or stockholder of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any such person or entity or the Company, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing material agreements, arrangements, understandings or transactions, or proposed material agreements, arrangements, understandings or transactions, between the Company, and any officer, director, or Principal Stockholder of the Company, or any affiliate or associate of any such person or entity.

     hh. The minute books of the Company have been made available to counsel to the Underwriter and contain a complete summary of all meetings and actions by unanimous consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     3.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES AND UNDERWRITER'S
         ---------------------------------------------------------------
WARRANT.

     a. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter _______ Shares and _______ Redeemable Warrants and the Underwriter agrees to purchase from the Company such _______ Shares and _______ Redeemable Warrants at a purchase price of $____ per share and $___ per Redeemable Warrant. The Underwriter is entitled to a selling commission or discount of a maximum of ten (10%) of the offering price of the Securities offered to the public.

     b. On the Closing Date the Company shall issue and sell to the Underwriter, a Warrant at a total purchase price of $10.00, which warrants shall entitle the holders thereof to purchase an amount equal to 10% (10%) of the number of Firm Securities sold to the public. The Underwriter's Warrant shall be exercisable for a period of four(4) years commencing one (1) year from the effective date of the Registration Statement at an initial exercise price equal to 165% above the offering price of the securities sold in the public offering. The Underwriter's Warrant and underlying securities may not be transferred by the Underwriter during the life of the Underwriter's Warrant except to officers and directors of the Underwriter and to members of the selling group of underwriters and such members' respective principals. The Underwriter's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit ___ to the Registration Statement.

     c. In addition, upon not less than two (2) days' notice from the Underwriter to the Company for a period of forty-five business days from the effective date of the Registration Statement, the Company agrees to sell to the Underwriter all or any part of the Option Securities to be issued and sold by the Underwriter hereunder each at a purchase price of $5.00 per Share and $.10 per Redeemable Warrant. Delivery of the Option Securities shall be made concurrently with the tender of payment therefor on a Closing Date, if any. Option Securities may be purchased by the Underwriter only for the purpose of covering over-allotments in the sale of the Firm Securities, and the Underwriter shall have no obligation to make any over-allotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

     d. Payment for the Underwriter's Warrant and the Securities shall be made on the Closing Date. Payment for the Securities shall be made on the Closing Date by certified or bank cashier's check in New York Clearing House funds, payable to the order of the Company at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company or by wire transfer, upon delivery of certificates (in form and substance satisfactory to the Underwriter) representing the Securities to the Underwriter for the account of the Underwriter. Delivery and payment for the Securities shall be made at 10:00 A.M. New York time, on or before the third business day following the closing of the public offering or at such earlier time as the Underwriter shall determine, or at such other time as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Securities are referred to herein as the "Closing Date". The Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Securities for delivery, at least one (1) full business day prior to the Closing Date.

     d. The Company shall not be obligated to sell or deliver the Securities except upon tender of payment by the Underwriter for all the Firm Securities.

     4.  PUBLIC OFFERING.  The Underwriter is to make a public offering of the
         ---------------
Securities as it may determine. The Securities are to be initially offered to the public at the offering price set forth on the cover page of the Prospectus (such price being hereinafter called the "public offering price"). The Underwriter may from time to time increase or decrease the public offering price after the distribution of the Securities has been completed to such extent as the Underwriter, in its sole discretion deems advisable. The Underwriter may, at its own expense, enter into one or more agreements as the Underwriter, in its sole discretion, deems advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

     5.  COVENANTS OF THE COMPANY.  The Company covenants and agrees that it
         ------------------------
will:

     a. Use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares, the Redeemable Warrants, the Warrant Shares or the Underwriter's Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, and (iv) of the receipt of any comments from the Commission. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at anytime, the Company will make every reasonable effort to obtain promptly the lifting of such order.

     b. The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and consented to by you, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of
(i) the second business day following the execution and delivery of this Agreement, and (ii) the fifth business day after the effective date of the Registration Statement.

     c. During the time when a prospectus is required to be delivered under the Act, use all reasonable efforts to comply with all requirements imposed upon it by the Act and the

Exchange Act, as now and hereafter amended and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares, the Redeemable Warrants, the Warrant Shares and the Underwriter's Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares, the Redeemable Warrants, the Underwriter's Securities or the Warrant Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated in light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act.

     d. Deliver to the Underwriter, without charge, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and signed copies of all consents of certified experts.

     e. Endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Shares, the Redeemable Warrants, and the Redeemable Warrant Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

     f. Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the

Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

     g. For a period of five years from the effective date of the Registration Statement, furnish to the Underwriter copies of such financial statements and other periodic and special reports as the company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriter (i) a copy of each periodic report the company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, and (iii) such additional documents and information with respect to the Company and its affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request.

     h. Apply the net proceeds from the Offering received by it in a manner consistent with the caption "USE OF PROCEEDS" in the Prospectus.


     i. Furnish to the Underwriter as early as practicable prior to the date hereof and the Closing Date, but not later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than seventy-five days prior to the effective date of the Registration Statement), which have been read by the Company's independent accountants as stated in their letter to be furnished to the Underwriter pursuant to Section 7(g) hereof.

     j. Deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the effective date of the Registration Statement and not file any such amendment or supplement to which the Underwriter shall reasonably object, after being furnished such copy, in writing with reasonable specificity as to the nature and extent of any objection.

     k. On or before the effective date of the Registration Statement, cause to be duly executed legally binding and enforceable agreements pursuant to which the Company's officers and directors and Black & Company have agreed not to sell, transfer or assign, any such securities (except 24,630 shares owned by Black & Company) (either pursuant to Rule 144 of the Regulations or otherwise) or otherwise dispose of a beneficial interest therein without the prior written consent of the Underwriter and the Company. For a period of six (6) months following such effective date and every three months thereafter for an additional eighteen (18) months the four current directors who own the largest number of shares may sell in the aggregate a number of shares equal to 1% of the public float.

     l. For a period of three (3) years from the Closing Date, furnish to the Underwriter at the Company's sole expense, daily consolidated financial transfer sheets relating to the Common Stock and the Redeemable Warrants and designate Interstate Transfer Co. as transfer agent for the Company's securities or such other transfer agent mutually agreeable by the Company and the Underwriter.

     m. For a period of three (3) years after the effective date of the Registration Statement, engage an advisor (the "Advisor") designated by the Underwriter to the Board of Directors of the Company (the "Board"), if requested by the Underwriter. In the event the Underwriter shall not have designated such individual at the time of any meeting of the Board or such person has not been elected or is unavailable to serve, the Company shall notify the Underwriter of each meeting of the Board. An individual selected by the Underwriter receive all notices and other correspondence and communications sent by the Company to members of the Board. In addition, such Advisor shall be entitled to receive reimbursement for all costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the company and its principal shareholders shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Underwriter's right to designate an Advisor, the Underwriter shall have the right during such three-year period, in its sole discretion, to designate one person for election as a Director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.

     The Company agrees to indemnify and hold the Underwriter and such Advisor harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible to include the Advisor as an insured under such policy.

     n. For a period equal to the lesser of (i) seven years from the date hereof, and (ii) the sale to the public of the Underwriter's Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Underwriter's Securities.

     o. For a period of five years from the date hereof, use its best efforts to maintain the quotation by NASDAQ of the Common Stock and the Redeemable Warrants.

     p. As soon as practicable, but in no event more than three months from the date hereof, (i) file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Common Stock and the Redeemable Warrants, and (ii) take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's OTC Manual.

     q. Grant to the Underwriter a preferential right on the terms and subject to the conditions set forth in this paragraph, for a period of three (3) years from the effective date of the Registration Statement, to purchase for its account, or to sell for the account of any of the Company's principal stockholders listed in the Prospectus under the caption "PRINCIPAL
SHAREHOLDERS AND SELLING SECURITY HOLDERS" (the "Principal
Stockholders"), any securities of the Principal Stockholders, with respect to which the Principal Stockholders consult with the Underwriter and to offer to the Underwriter the opportunity, on terms not more favorable to the Principal Stockholders than they can secure elsewhere, to purchase or sell any such securities. If the Underwriter fails to accept in writing such proposal made by the Principal Stockholders within THREE (3) days after receipt of a notice containing such proposal, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If, thereafter, such proposal is materially modified, the Principal Stockholders shall again consult with the Underwriter in connection with such modification and shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove with respect to the original proposal.


     r. As provided in the Warrant Agreement, the Company will pay the Underwriter a fee of five percent of the aggregate exercise price of each Redeemable Warrant exercised commencing one year after the Effective Date, of which three percent may be allocated to the dealer who solicited the exercise of the Warrant (who may also be the Underwriter), provided: (1) the market price of the Company's common stock on the date of exercise was greater than the Redeemable Warrant exercise price on that date, (2) exercise of the Redeemable Warrant was solicited by the Underwriter and the Underwriter is specifically identified in writing by the holder as the soliciting broker, (3) the Redeemable Warrant was neither held in a discretionary account nor issued to the Underwriter, (4) disclosure of compensation was made both at the time of the Offering and at the time of exercise of the Redeemable Warrant and (5) the solicitation and the exercise of the Redeemable Warrant was not in violation of Rule 10b-6 of the 1934 Act. In addition, unless granted an exemption by the Commission from Rule 10(b) under the Exchange Act, while it is soliciting exercise of the Redeemable Warrants, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities unless it has waived its right to receive a fee for the exercise of the Redeemable Warrants.

     s. Supply the Underwriter and McLaughlin & Stern, LLP counsel to the Underwriter, with an aggregate of three (3) bound volumes each of the underwriting materials within a reasonable time after the latest Closing Date.

     t. For a period of one (1) year from the Effective Date, the Company shall not issue any shares of Common Stock or Preferred Stock or any warrants, options or other rights to purchase Common Stock or Preferred Stock without the consent of the Underwriter, except for options to be granted solely to employees and directors pursuant to the Company's stock option plan as set forth in the Prospectus.

     u. As set forth in the Underwriter's Warrant Agreement, upon written request of the then holder(s) of at least a majority of the Underwriter's Warrant and the Underwriter's Securities underlying the Warrants which were originally issued to the Underwriter or to its designees, made at any time within the period commencing one year and ending four (4) years after the effective date of the Company's Registration Statement, the Company will file, at its sole expense, no more than once, a Registration or Offering Statement on Form S-1 under the Securities Act registering the Warrant Securities. The Company agrees to use its best efforts to cause the Registration Statement or Offering Statement on Form S-1 to become effective. The holders of the Underwriter's Warrant may demand registration without exercising the Underwriter's Warrant and, in fact, are never required to exercise same.

     If, at any time within the period commencing one year and ending four (4) years after the effective date of the Company's Registration Statement, it should file a Registration Statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriter's Warrant and Underwriter's Securities shall have therefore availed themselves of any of the right above, provided, however, that the Company, at its own expense, will offer to said holders the opportunity to register or qualify the shares of Underwriter's Securities, limited, in the case of a Regulation A offering, to the amount of the available exemption. This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Form S-8 or any other inappropriate form.
The objection of a subsequent underwriter to the above piggy-back rights would preclude such inclusion. However, in such event the Company will, within six months of the completion of such subsequent underwriting, file at its sole expense a Registration Statement relating to such excluded securities.

     The Company will cooperate with the then holders of the Underwriter's Warrant and Underwriter's Securities in the preparing and signing of any Registration Statement, in addition to the Registration Statements and Offering Statements discussed above, required in order to sell or transfer the aforesaid shares of Underwriter's Securities and will supply all information required therefore, but such additional Registration Statement or Offering Statement shall be at the then holders' cost and expense unless the Company elects to register or qualify additional shares of the Company's Common Stock or Redeemable Warrants in which case the cost and expense of such Registration Statement or Offering Statement will be prorated between the Company and the holders of the Underwriter's Warrant and Underwriter's Securities according to the aggregate sales price of the securities being issued.

     v. For a period of three (3) years from the Effective Date, the Company at its expense shall provide the Underwriter with copies of the Company's daily transfer sheets.

     w. So long as the Shares or Redeemable Warrants are registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 270 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule.

     6.  PAYMENT OF EXPENSES.
         -------------------

     a. The Company hereby agrees to pay on the Closing Date, all expenses (other than fees of counsel to the Underwriter, except as provided in (iii) below) in connection with the Offering, including but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the

Underwriter in quantities as hereinabove stated, (ii) the printing, engraving, issuance and delivery of the Shares, the Redeemable Warrants and the Underwriter's Warrant, including any transfer or other taxes payable thereon,
(iii) the qualification of the Shares, the Redeemable Warrants, and the Redeemable Warrant Shares under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and fees of counsel for the Underwriter (which fees shall be payable by the Company in the sum of up to $20,000, $10,000 of which has been paid and disbursements of counsel for the Underwriter, (iv) advertising costs and expenses including but not limited to the costs and expenses in connection with the "road show", information meetings and presentations, bound volumes, tombstones, and prospectus memorabilia, (v) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, and all reasonable travel and lodging expenses incurred by us and/or counsel to the Underwriter in connection with visits to, and examination of, the Company's premises, (vi) fees and expenses of the transfer agent and warrant agent, (vii) applications for assignments of a rating of the Securities by qualified rating agencies, and
(viii) the fees payable to NASD and NASDAQ. The $20,000 payment to counsel for the Underwriter shall not include fees of special counsel if same is required to be incurred in a merit review state which may require local counsel.

     b.  NON-ACCOUNTABLE EXPENSE ALLOWANCE.  The Company has paid to the
         ---------------------------------
Underwriter an advance towards its non-accountable expense allowance of Thirty Thousand Dollars ($30,000), which amount shall be used to reimburse the Underwriter for those costs, fees and expenses as are customarily incurred by an Underwriter during the registration process.

     The Company shall pay to the Underwriter an aggregate non-accountable expense allowance, in addition to the expenses payable, pursuant to subsection
(a) of this Section 6, equal to three percent (3%) of the gross proceeds received by the Company from the sale of Securities and, on its part, the Underwriter agrees to deduct from the said three percent (3%) allowance any sums previously paid by the Company to the Underwriter pursuant to the provisions of subsection (b).


     7.  CONDITIONS OF UNDERWRITER'S OBLIGATIONS.  The obligations of the
         ---------------------------------------
Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing

Dates, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

     a. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of McLaughlin & Stern LLP, counsel to the Underwriter.

     b. At the Closing Date, the Underwriter shall have received the favorable opinion of Kaufmann, Feiner, Yamin, Gildin & Robbins, counsel to the Company dated the Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory McLaughlin & Stern, LLP, counsel to the Underwriter, to the effect that:

                    (1) the Company and each of its subsidiaries (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, and (C) has all requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus;

                    (2) the Shares, the Underwriter's Warrant, the Redeemable Warrants, the Warrant Shares, and the Underwriter's Securities have been duly authorized and are, or in the case of the Warrant Shares and the Underwriter's Securities, will be, upon proper exercise and payment therefor, validly issued, fully paid and non-assessable securities of the Company, and the holders thereof are not and will not be subject to personal liability by reason of being such holders; none of the Shares, the Redeemable Warrants, the Underwriter's Warrant, the Warrant Shares or the preemptive or similar contractual rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such securities has been duly and validly taken; The Redeemable Warrants and the Underwriter's Warrant constitute, and, if issued, the Underwriter's

          Securities shall constitute, valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby; the certificates representing the Shares, the Redeemable Warrants and the Underwriter's Warrant are in due and proper form;

                    (3) except as described in the Prospectus, to the best of such counsel's knowledge, the Company and each of its subsidiaries does not own an interest in any corporation, partnership, joint venture, trust or other business entity;

                    (4) this Agreement, the Consulting Agree ment, the Warrant Agreement and the Underwriter's Warrant Agreement have each been duly and validly authorized, executed and delivered by the Company, assuming due execution by the parties thereto other than the Company, and are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except
          (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,
          (B) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                    (5) to the best of such counsel's knowledge, there are no contracts or other documents required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, and to the best of such counsel's knowledge, there are no statutes, rules or regulations or legal or governmental proceedings pending or threatened which could materially adversely affect the business or financial conditions of the Company or its subsidiaries which have not been disclosed in the Prospectus;

                    (6) the Registration Statement is effective under the Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Act;

                    (7) all consents, approvals, authorizations or orders of any court or governmental agency or body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are in effect;

                    (8) to the best of such counsel's knowledge, neither the execution and delivery of this Agreement, the Underwriter's Warrant Agreement, the Warrant Agreement or the Consulting Agreement, nor the issue and sale of the Shares, the Underwriter's Warrant, the Redeemable Warrants, the Warrant Shares, or the Underwriter's Securities, nor the consummation of the transactions contemplated hereby, nor the compliance by the Company with the terms and provisions hereof, will conflict with, or result in a breach of, any of the terms and provisions hereof, will conflict with, or result in a breach of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, or any material agreement to which the Company or any of its subsidiaries is a party or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company;


                    (9) the Registration Statement, each Preliminary Prospectus and the Prospectus and any then existing post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus);

                    (10) the terms and provisions of the Common Stock, the Redeemable Warrants, the Underwriter's Warrant, the Warrant Shares, the Underwriter's Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                    (11) to the best of such counsel's knowledge, the Company and each of its subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, the items of real and personal property stated in the Prospectus to be owned or leased by it as lessee, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable;

                    (12) to the best of such counsel's knowl edge, the Company and each of its subsidiaries is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company and each of its subsidiaries is a party or by which the Company and each of its subsidiaries or any of its properties may be bound or affected; and the Company is not in violation of any term or provision of its Certificate of Incorporation or By-laws or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                    (13) the statements in the Prospectus under "Risk Factors," "Business and Properties," "Management," "Certain Transactions and Relationships," and "Description of Securities" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions are to the best of counsel's reasonable knowledge are correct in all material aspects;

                    (14) the Common Stock and Redeemable Warrants are eligible for quotation on NASDAQ;



                    (15) the authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding capital stock, options and warrants of the Company have been duly authorized and validly issued and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being holders; and to the best of such counsel's knowledge, none of such securities or interests were issued in violation of the preemptive rights or similar rights of any holder of any security or interest of the Company;



                    (16) to the best of such counsel's knowl edge, no person, corporation, trust, partnership, association or other entity other than Black & Company has the right to include or register any securities of the Company in the Registration Statement or require the Company to file any registration statement or, if filed, to include any security in such registration statement for a period of 13 months from the date hereof;

                    (17) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, nor, to the best of such counsel's knowledge, are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as Exhibits to the Registration Statement not described and filed as required;

                    (18) to the best of counsel's knowledge, the Company and each of its subsidiaries owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than as described in the Prospectus, the requisite licenses or other rights to use all trademarks, service marks, service names, trade names (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company and each of its subsidiaries), and there is no claim or action by any person pertaining to, proceeding, pending, or threatened, which challenges the exclusive rights of the Company or any of its subsidiaries with respect to any trademarks, service marks, service names, trade names, patents and licenses used in the conduct of the Company's or any of its subsidiaries' business (including without limitations any such licenses or rights described in the Prospectus as being owned or possessed by the Company or any of its subsidiaries); the Company's and each of its subsidiaries' current products, services and processes do not infringe on the patents held by third parties;

                    (19) except as and to the extent set forth in the Prospectus, to such counsel's knowledge, the Company and each of its subsidiaries are not under any obligation to pay to any third-party royalties or fees of any kind whatsoever with respect to any technology or intellectual properties developed, employed or used;

                    (20) assuming due execution by the parties thereto other than the Company, the agreements referred to in Section 2(d) hereof are valid and binding agree ments of the parties thereto enforceable against the parties thereto in accordance with the terms thereof and against any subsequent bona fide purchasers of the Company's securities held thereby except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (B) that the remedy of specific performance, and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                    (21) to the best of such counsel's knowl edge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriter's compensation, as determined by the NASD;

                    (22) to the best of such counsel's knowl edge, the Company and each of its subsidiaries, any of its officers, employees or agents, nor any other person acting on its behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit

          (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company and each of its subsidiaries (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company and each of its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a materially adverse affect on the assets, business or operations of the Company and each of its subsidiaries as reflected in the financial statements contained in the Registration Statement, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any of its subsidiaries;

                    (23) to the best of such counsel's knowledge, persons listed under the caption "Principal Shareholders and Selling Securityholders in the Prospectus are the respective "beneficial owners" (as such phrase is defined in Regulation 13d-3 under the Exchange Act) of the shares of Common Stock set forth opposite their respective names thereunder as and to the extent set forth therein;


                    (24) to the best of such counsel's knowledge, except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any such person or entity or the Company or any of its subsidiaries, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions and Relationships," there are no existing material agreements, arrangements, understandings or transactions, or proposed material agreements, arrangements, understandings or transactions, between the Company or any of its subsidiaries, and any officer, director, or Principal Shareholder of the

          Company, or any affiliate or associate of any such person or entity and;

                    (25) To the best of such counsel's knowledge, the minute books of the Company have been made available to counsel to the Underwriter and contain a complete summary of all meetings and actions by unanimous consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriter and they are justified in relying thereon.

          c. On or prior to the Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (b) of this Section 7, or in order to evidence the accuracy, completeness or satisfaction of any of the representation, warranties or conditions herein contained.

          d. Prior to the Closing Date, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects of the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company;
(iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company wherein any unfavorable result or decision could materially, adversely affect any of its respective properties or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (vi) no stop order shall have been issued under the Act and no proceedings thereof shall have been initiated or threatened by the Commission; and (vii) the market for securities in general or for the Company's Shares and Redeemable Warrants in particular, or political, financial or economic conditions shall have materially changed from those reasonably foreseeable as of the date hereof as to render it impracticable in the Underwriter's judgment to make a public offering of the shares, or there has been a material adverse change in market levels for securities in general (or those of the Company in particular) or financial or economic conditions which render it inadvisable to proceed.

          e. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or the President and Secretary and any Assistant Secretary of the Company, dated the date of Closing, to the effect that the conditions set forth in subsection (d) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.

          f. By the Closing Date, the Underwriter shall have received clearance from NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

          g. At the time this Agreement is executed, and at the Closing Date, the Underwriter shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause 3 below) to the Underwriter and to McLaughlin & Stern, LLP, counsel for the Underwriter, from Jones Jensen & Company dated respectively, as of the date of this Agreement and as of the Closing Date:

                    (1) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                    (2) stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                    (3) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) either the unaudited financial statements for the nine month periods ended September 30, 1995 and September 30,
          1996 of the Company in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act, and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company included in the Registration Statement, (B) at a date not later than five (5) days prior to the effective date of the Registration Statement, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the _______________ balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (C) during the period from _______ _________to a specified date not more than five (5) days prior to the effective date of the Registration Statement there was any decrease in net revenues, net earnings or increase in net earnings per common share of the Company, in each case as compared with the corresponding period beginning _________________ other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                    (4) setting forth, at a date not later than five (5) days prior to the effective date of the Regis tration Statement the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

                    (5) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including worksheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                    (6) stating that they have not during the immediately preceding five (5) year period brought to the attention of the Company's management any "weakness," as defined in Statement on Auditing Standards No. 60 -- "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

                    (7) statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

          h. All proceedings taken in connection with the authorization, issuance or sale of the Shares, the Redeemable Warrants, the Underwriter's Warrant, the Warrant Shares and the Underwriter's Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and to McLaughlin & Stern, LLP, counsel to the Underwriter, and the Underwriter shall have received from such counsel a favorable opinion, dated the Closing Date, with respect to such of these proceedings as the Underwriter may reasonably require.

          i. On the date of the Closing, there shall have been duly tendered to you for your account the appropriate number of Securities and individually for your own account the appropriate Underwriter's Warrant.

          j. No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to subsection (d) of Section 5 hereof shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

          Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, waive any such conditions which have not been fulfilled or they may extend the time for their fulfillment.

          8.  INDEMNIFICATION.
              ---------------

          a. The Company shall indemnify and hold the Underwriter harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended,the Securities Exchange Act of 1934, as amended or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the Registration Statement, Prospectus and related Exhibits filed under the Act, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of the Underwriter. The foregoing shall be set forth as conditions within the Underwriting Agreement. In addition, the Company shall also indemnify and hold the Underwriter harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

          The Underwriter shall give the Company prompt notice of any such liability, claim or lawsuit which the Underwriter contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          The Underwriter shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Underwriter for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. In addition, the Underwriter shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

          The Company shall give to the Underwriter prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Underwriter's indemnifica tion and the Underwriter thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          b. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this
Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 8, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the Offering covered by the Prospectus (taking into account the portion of the proceeds of the Offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above in no event shall the Underwriter be required to contribute any amount in excess of 10% of the initial public offering price of the Securities; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Within fifteen (15) days after receipt of any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen
(15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Section 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

          9.  REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the
              --------------------------------------------------
context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing and such representations, warranties and agreements of the Underwriter, the Company, including the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

          10.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF.
               -------------------------------------------------------

          a. This Agreement shall become effective at 9:30 a.m., New York time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriter of the Securities, whichever is earlier. The time of the initial public offering, for the purpose of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time, after the Registration Statement becomes effective, when the Securities are first released by the Underwriter for offering by the Underwriter or dealers by letter or telegram, whichever shall first occur. The Underwriter may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this Section 10 before the time this Agreement becomes effective. The Underwriter agrees to give the under signed notice of the commencement of the Offering described herein.

          b. The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market by the NASD or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or
(iv) if a banking moratorium has been declared by a New York State or federal securities market; or (v) if a moratorium on foreign exchange trading has been declared which adversely impacts the United States securities market; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter's opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if there shall have occurred after the date hereof of such a material adverse change in general market conditions as in the Underwriter's judgment made in good faith, that would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriter for the sale of the Securities.

          c. If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified on the same day as such election is made by the Underwriter by telephone or telegram, confirmed by letter, and the Underwriter shall be entitled to retain the advances referred to in Paragraph 6(b) for actual accountable out-of-pocket expenses including, Underwriter's counsel Blue Sky Fees and expenses referred to in Paragraph 6(a) herein.

          Notwithstanding any contrary provision contained in this Agreement, any election hereunder or termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

          11.  NOTICES.  All communications hereunder, except as herein
               -------
otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to L. B. Saks, Inc., 160 Pearl Street, New York, New York 10005, Attention: Anthony Smith, with a copy to McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016, Attention: Steven W.
Schuster, Esq., and if to the Company, to Trans Energy, Inc., 120 Second street,
P. O. Box 393, St. Marys, West Virginia 26170, Attention: Loren Bagley, with a copy to Richard W. Rosenblum, Esq., Kaufmann, Feiner, Yamin, Gildin &
Robbins.

          12.  PARTIES.  This Agreement shall inure solely to the benefit of and
               -------
shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          13.  CONSTRUCTION.  This Agreement shall be governed by and construed
               ------------
and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          14.  ENTIRE AGREEMENT.  This Agreement, the Under writer's Warrant
               ----------------
Agreement, the Consulting Agreement and the Warrant Agreement contain the entire agreement between the parties hereto in connection with the subject matter hereof. The parties agree to submit themselves to the jurisdiction of the courts of the State of New York which shall be the sole tribunal in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute in this Agreement. In the event either party initiates a legal proceeding in a jurisdiction other than in the courts of the State of New York, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of New York in accordance with the provisions of this paragraph.

          15.  ATTORNEY'S FEES.  In the event of litigation between the parties
               ---------------
arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

          If the foregoing correctly sets for the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,



                              TRANS ENERGY, INC.



                              By:________________________________
                                 Loren E. Bagley, President


Accepted as of the date
first above written.

New York, New York


L. B. SAKS, INC.



By:___________________________
   _____________, President